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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-XXXXX) and related Prospectus of Affiliated Computer Services, Inc. for the registration of 4,025,000 shares of its common stock and to the incorporation by reference therein of our report dated July 28, 1997, with respect to the consolidated financial statements of ACS Government Solutions (formerly Computer Data Systems, Inc.) included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                            /s/  Ernst & Young LLP

Washington, D.C.
February 5, 1999